   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997

                                                    REGISTRATION NO. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------------

                             HARBINGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          GEORGIA                                             58-1817306
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                           1055 LENOX PARK BOULEVARD
                               ATLANTA, GA 30319
                                 (404) 467-3000
   (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                            ---------------------------


                             HARBINGER CORPORATION
                             1996 STOCK OPTION PLAN
                              (Full title of Plan)


                           LOREN B. WIMPFHEIMER, ESQ.
                             HARBINGER CORPORATION
                              1055 LENOX BOULEVARD
                               ATLANTA, GA 30319
                                 (404) 467-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ---------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                    Proposed
                                                                    Maximum
                                                                 Offering Price     Proposed Maximum
 Title of Securities to be Registered          Amount to be            Per         Aggregate Offering    Amount of Registration
                                               Registered            Share(1)           Price (1)                Fee (1)
-------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.0001 PAR VALUE PER
            SHARE                          1,000,000 SHARES      $    22.50        $    22,500,000       $      6,638
===============================================================================================================================

------------------------------


       (1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on December 18, 1997.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Registration Statement on Form S-8 (File No. 333-03247) filed by Registrant on May 7, 1996, the Registration Statement on Form S-8 (File No. 333-30219) filed by Registrant on June 27, 1997 and the Registration Statement on Form S-8 (File No. 33-96774) filed by Registrant on September 8, 1995 are hereby incorporated by reference into this Registration Statement. The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

         (i) Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997;

         (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, filed with the Commission on May 13, 1997, August 12, 1997, and October 29, 1997, respectively;

         (iii) Current Reports on Form 8-K filed with the Commission on April 18, 1996 (as amended by Form 8-K/A filed with the Commission on June 17, 1996); on May 2, 1996 (as amended by Form 8-K/A filed with the Commission on June 17, 1996); May 2, 1996 (as amended by Form 8-K/A filed with the Commission on July 1, 1996); on May 3, 1996 (as amended by Form 8-K/A wiled with the Commission on July 2, 1996); on January 15, 1997 (as amended by Form 8-K/A filed with the Commission on March 14, 1997); on January 16, 1997 (as amended by Form 8-K/A filed with the Commission on March 18, 1997); on April 28, 1997; on July 1, 1997; on July 16, 1997; on September 2,
                  1997 (as amended by Form 8-K/A filed with the Commission on October 29, 1997); on October 29, 1997; and on December 8, 1997; and

         (iv) The description of the common stock, $.0001 par value per share of the Registrant ("Common Stock") included in Harbinger's Registration Statement on Form 8-A filed with the Commission on June 22, 1995 (as amended by Form 8-A/A filed with the Commission on August 21, 1995).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Harbinger Corporation, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319, telephone number (404) 467-3000.


ITEM 8.           EXHIBITS.


      Exhibit No.                                 Description
      -----------                                 -----------
      4.1                     Amended and Restated Articles of Incorporation of Harbinger
                              Corporation (Incorporated by reference to Exhibit 3.1 to the
                              Company's Registration Statement on Form S-1 (File No.
                              33-93804) dated August 22, 1995)

      4.2                     Amended and Restated Bylaws of Harbinger Corporation (Incorporated by
                              reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K
                              for the year ended December 31, 1996)

      5                       Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

      23.1                    Consent of KPMG Peat Marwick LLP.

      23.2                    Consent of Arthur Andersen LLP.

      23.3                    Consent of Ciulla, Smith & Dale, LLP.

      23.4                    Consent of Moret Ernst & Young Accountants.

      23.5                    Consent of KPMG Deutsche Treuhand-Gesellschaft AG.

      23.6                    Consent of KPMG Accountants N.V.

      23.7                    Consent of Morris Manning & Martin, L.L.P. (included in Exhibit 5).

      24                      Power of Attorney (included at Page 5 of this Registration Statement)

      99.1                    Second Amendment to Harbinger Corporation 1996 Stock Option Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of December, 1997.

                                        HARBINGER CORPORATION


                                        By: /s/ David T. Leach
                                            -----------------------
                                            David T. Leach
                                            Chief Executive Officer

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints C. Tycho Howle, David T. Leach and/or Joel G. Katz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ C. Tycho Howle                          Chairman of the Board                       December 18, 1997
------------------------------------
C. Tycho Howle

/s/ David T. Leach                          Chief Executive Officer and Director        December 18, 1997
------------------------------------        (Principal Executive Officer)
David T. Leach

/s/ James C. Davis                          Chief Operating Officer, President          December 18, 1997
------------------------------------        and Director
James C. Davis

/s/ Joel G. Katz                            Chief Financial Officer                     December 18, 1997
------------------------------------        (Principal Financial Officer and Principal
Joel G. Katz                                Accounting Officer)



/s/ William D. Savoy                        Director                                    December 18, 1997
------------------------------------
William D. Savoy

/s/ William B. King                         Director                                    December 18, 1997
------------------------------------
William B. King

/s/ Stuart L. Bell                          Director                                    December 18, 1997
------------------------------------
Stuart L. Bell

/s/ Klaus Neugebauer                        Director                                    December 18, 1997
------------------------------------
Klaus Neugebauer

/s/ Ad Nederlof                             Director                                    December 18, 1997
------------------------------------
Ad Nederlof

/s/ Benn R. Konsynski                       Director                                    December 18, 1997
------------------------------------
Benn R. Konsynski

                                 EXHIBIT INDEX


      Exhibit No.                                                      Description
      -----------                                                      -----------
       4.1                            Amended and Restated Articles of Incorporation of Harbinger Corporation
                                      (Incorporated by reference to Exhibit 3.1 to the Company's Registration
                                      Statement on Form S-1 (File No. 33-93804) dated August 22, 1995)

       4.2                            Amended and Restated Bylaws of Harbinger Corporation (Incorporated by
                                      reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the
                                      year ended December 31, 1996)

       5                              Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

      23.1                            Consent of KPMG Peat Marwick LLP.

      23.2                            Consent of Arthur Andersen LLP.

      23.3                            Consent of Ciulla, Smith & Dale, LLP.

      23.4                            Consent of Moret Ernst & Young Accountants.

      23.5                            Consent of KPMG Deutsche Treuhand-Gesellschaft AG.

      23.6                            Consent of KPMG Accountants N.V.

      23.7                            Consent of Morris Manning & Martin, L.L.P. (included in Exhibit 5).

      24                              Power of Attorney (included at Page 5 of this Registration Statement)

      99.1                            Second Amendment to Harbinger Corporation 1996 Stock Option Plan


         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K: